Exhibit 31.2
CERTIFICATION
I, Joseph Sciacca, certify that:
1.	I have reviewed this report on Form 10-K/A of Halifax Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 29, 2009	/s/ Joseph Sciacca
Joseph Sciacca
Chief Financial Officer

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